EXHIBIT 99.1


For:     Immediate Release                       Contact: Larry Lentych
         August 10, 2004                                  574 235 2702

                                                          Andrea Short
                                                          574 235 2348


                        1ST SOURCE CORPORATION ANNOUNCES
          INTENTION TO ISSUE $30 MILLION OF TRUST PREFERRED SECURITIES;
                        PLANS TO REDEEM $27.5 MILLION OF
                     OUTSTANDING TRUST PREFERRED SECURITIES


         South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE) today announced that it has entered into arrangements for the private placement of $30.0 million of 7.66 percent trust preferred securities. It intends to use the proceeds of the sale to redeem all $27.5 million of the outstanding 9.00 percent trust preferred securities (Nasdaq: SRCEP) issued by 1st Source Capital Trust I in 1997. Subject to final documentation, the securities will be issued by a newly formed Delaware business trust subsidiary of 1st Source Corporation (1st Source). These fixed rate trust preferred securities will be issued at $25.00 per share at the rate of 7.66 percent per annum, payable quarterly. The securities are redeemable after five years and are due in 2034.
         1st Source today provided notice to the trustee for the 9.00 percent trust preferred securities of its plans to redeem these securities prior to September 30, 2004. The redemption price will be $25.00 per preferred security plus accrued dividends to the date of redemption. 1st Source expects that holders of the 9.00 percent trust preferred securities will receive formal notice of redemption from the trustee.
         The completion of both the new issuance and the redemption will have an on-going quarterly earnings benefit; however, 2004 third quarter earnings will be reduced by an estimated $460,000 due to the net impact of the write-off of capitalized debt issuance costs related to the trust preferred securities currently being redeemed.


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1st Source Corporation
August 10, 2004

         The new trust preferred securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the securities.
         1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 61 banking centers in 15 counties, 6 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.
         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-

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1st Source Corporation
August 10, 2004

looking statements. Such factors, among others, include changes in laws, regulations or U.S. generally accepted accounting principles; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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